UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2022

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
(Registrant’s telephone number, including area code) (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405) or Rule 12b-2 of the Exchange Act of 1934(§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Robert L. Blair to the Board of Directors

On December 19, 2022, the Board of Directors (the “Board”) of Super Micro Computer, Inc. (the “Company”) fixed the number of directors at eight (8) pursuant to provisions in the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company.

On the same date, Mr. Robert L. Blair was appointed as a Class III director by the Board to fill the vacancy on the Board resulting from the increase in the authorized number of directors to eight (8), with his term expiring at the Company’s annual meeting of stockholders following fiscal year 2024.

Mr. Blair was President and Chief Executive Officer of ESS Technology, Inc. (“ESS”), a fabless semiconductor company, for 19 years from September 1999 through July 2018 where he also served as a director from September 1999 through August 2019. During this time, ESS was a publicly listed company on NASDAQ for 9 years. Mr. Blair has been a director of Pictos, Inc., a technology licensing company that owns a portfolio of fundamental CMOS imaging patents, since July 2008 where he also previously served as President and Chief Executive Officer between 2008 and 2013. His professional background also includes more than 35 years of experience in marketing, sales, engineering, operations, and general management, principally in the computer hardware, software, and semiconductor industries. His experience includes roles at Global Semiconductor Alliance, Logistix Corporation, and XEMAG (a division of Xidex Corporation). Mr. Blair holds twelve issued U.S. patents plus additional patents worldwide, and studied electrical engineering at Arizona State University and applied economics at the University of San Francisco.

Mr. Blair is entitled to receive the Company’s standard indemnity agreement and non-employee director compensation. The Company reimburses non-employee directors for reasonable expenses in connection with attendance at Board and committee meetings. The Company’s non-employee directors receive an annual retainer of $60,000, payable quarterly in cash. In addition, each director serving in a non-chairperson capacity on the Company’s Audit, Compensation or Nominating and Corporate Governance Committees receives an additional annual retainer of $15,000, $10,000 and $7,500 per committee, respectively, payable quarterly in cash. Non-employee directors are entitled to $2,000 per meeting for each meeting attended in excess of (1) the regular meetings of the Board and (2) up to 10 additional meetings beyond such regular meetings, provided that notice of the meeting was properly given, a quorum was present and minutes of the meeting were prepared. Each non-employee director is entitled to receive an annual grant of RSUs equal in value to $220,000. Initial RSU grants upon election as a director are prorated.

Item 7.01. Regulation FD Disclosure.

On December 20, 2022, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated December 20, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: December 20, 2022	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board